Exhibit 99.1

Tenet Reaffirms Adjusted EBITDA Outlook for the Third Quarter Ended September 30, 2015

DALLAS – October 22, 2015 – In light of the extraordinary volatility of its shares in recent days, Tenet Healthcare Corporation (NYSE:THC) is reaffirming its previously announced Adjusted EBITDA Outlook for the third quarter ended September 30, 2015 in the range of $550 million to $600 million.

As previously announced, the company plans to report its results for the third quarter after the market close on Monday, November 2, 2015. The company’s financial results are subject to finalization of the company’s quarterly financial and accounting procedures.

The company will host a conference call on Tuesday, November 3, 2015, at 10:00 a.m. ET (9:00 a.m. CT) for management to discuss the results. A live audio webcast will be accessible through the company’s website at www.tenethealth.com/investors.

About Tenet Healthcare

Tenet Healthcare Corporation is a diversified healthcare services company with more than 130,000 employees united around a common mission: to help people live happier, healthier lives. Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International (USPI), the company operates 87 general acute care hospitals, 19 short-stay surgical hospitals and over 440 outpatient centers in the United States, as well as nine facilities in the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks (IDN), physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

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Corporate Communications Charles Nicolas 469-893-2640 mediarelations@tenethealth.com	Investor Relations Brendan Strong 469-893-6992 investorrelations@tenethealth.com

This release contains “forward-looking statements” – that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2014 and other filings with the Securities and Exchange Commission. The information contained in this release is as of the date hereof. The company assumes no obligation to update forward-looking statements contained in this release as a result of new information or future events or developments.

Tenet uses its company website to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.